UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2022

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 356 300 Washington Street Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (844) 902-6100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ACER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

The virtual Annual Meeting of Stockholders of Acer Therapeutics Inc. (the “Company”) was held on May 20, 2022 (the “Annual Meeting”).  Three proposals were submitted to stockholders as described in the Proxy Statement for the Annual Meeting and were approved by the Company’s stockholders at the Annual Meeting.  The proposals and the results of the stockholder votes are as follows.

1.  Proposal to elect five directors to serve until the 2023 annual meeting or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes

Stephen J. Aselage	6,409,689	27,519	3,268,875
Jason Amello	6,420,321	16,887	3,268,875
John M. Dunn	6,397,566	39,642	3,268,875
Michelle Griffin	6,411,530	25,678	3,268,875
Chris Schelling	6,420,727	16,481	3,268,875

2.  Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers:

For	Against	Abstain	Broker Non-Votes

6,286,230	136,464	14,514	3,268,875

3.  Proposal to ratify the appointment of BDO USA, LLP as independent auditors for the fiscal year ending December 31, 2022:

For	Against	Abstain	Broker Non-Votes

9,689,232	14,192	2,659	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 23, 2022	ACER THERAPEUTICS INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
Chief Operating Officer and Chief Financial Officer

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